UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       February 16, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

     On February 16, 2005, the Board of Directors of WCI Communities, Inc. (“WCI”), based on the recommendation of the Executive Compensation Committee and pursuant to the 2004 Stock Incentive Plan of WCI, approved a Three Year Performance Share Plan (“Performance Plan”). Under the Performance Plan certain senior management employees were granted 155,833 shares that vest on the third anniversary of the grant date provided the Company achieves a three-year goal for compound annual net income growth (40%), compound annual earnings per share growth (40%) and return on capital (20%). At least 75% of each target goal must be achieved for each three year period or there will be zero vesting of shares for participants.

     Under the Performance Plan for 2005, James Dietz, Michael Greenberg and Mitchell Hochberg were granted 10,000, 10,000 and 5,000 shares respectively.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Dates: February 24, 2005	By:	/s/ Paul Appolonia
		Name:	Paul Appolonia
		Title:	Senior Vice President